UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 2, 2021, Clearway Energy Operating LLC (“Clearway Operating LLC”), a subsidiary of Clearway Energy LLC, issued a press release announcing its proposed offering (the “Offering”) of $925 million in aggregate principal amount of senior notes due 2031 (the “Notes”). A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on March 2, 2021, Clearway Operating LLC issued a press release announcing the commencement of its cash tender offer to purchase any and all of the $600 million outstanding aggregate principal amount of its 5.750% Senior Notes due 2025 (the “2025 Notes”), subject to certain conditions, including the consummation of the Offering (the “Tender Offer”). A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Additionally, on March 2, 2021, Clearway Operating LLC issued a notice of conditional redemption (the “Conditional Redemption Notice”) to the holders of the 2025 Notes, pursuant to the Indenture, dated as of October 1, 2018, by and among Clearway Operating LLC, the guarantors party thereto and Delaware Trust Company, as trustee, as amended and supplemented (the “Indenture”). Pursuant to the Conditional Redemption Notice, Clearway Operating LLC has elected, subject to the condition described below, to redeem (the “Redemption”) any and all 2025 Notes that remain outstanding on March 17, 2021 (the “Redemption Date”). The redemption price for the 2025 Notes, as set forth in the Indenture, will be 100% of the principal amount of the 2025 Notes redeemed (the “Redeemed Notes”), plus the greater of (1) 1.0% of the principal amount of the Redeemed Notes or (2) the excess (if any) of (a) the present value at the Redemption Date of (i) 102.875% plus (ii) all required interest payments due on the Redeemed Notes through October 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of the Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of the Redeemed Notes, plus accrued and unpaid interest, if any, to the Redemption Date. The Redemption will be conditioned upon Clearway Operating LLC’s consummation of an offering of senior unsecured notes in an aggregate principal amount that results in gross proceeds to Clearway Operating LLC of at least $925 million, on or before the business day prior to the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any 2025 Notes or any other security, nor does it constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 2, 2021, announcing the Offering.
99.2	Press Release, dated March 2, 2021, announcing the Tender Offer.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC (Registrant)

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  March 2, 2021

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